CUSIP No. 25475V104                                                Page 12 of 14


                                                                       EXHIBIT 1
                                                                       ---------

                                LOCKUP AGREEMENT
                                ----------------


                                                     _____________________, 2003

Distributed Energy Systems Corp.
Ten Technology Drive
Wallingford, Connecticut  06492

Re: Acquisition of Northern Power Systems, Inc. by Distributed Energy Systems Corp.

Ladies and Gentlemen:

         The undersigned is entitled to receive common stock ("Common Stock") and/or warrants or options to acquire Common Stock of Distributed Energy Systems Corp. (the "Company") pursuant to the Agreement and Plan of Contribution and Merger dated May 22, 2003, as amended, by and among Northern Power Systems, Inc. ("Northern"), Proton Energy Systems, Inc. ("Proton"), the Company, a wholly-owned subsidiary of Proton, and PES-1 Merger Sub, Inc. and PES-2 Merger Sub, Inc., wholly-owned subsidiaries of the Company (the "Merger Agreement"). The agreements of the undersigned herein are undertaken in connection with the Merger Agreement.

         The undersigned agrees for the benefit of the Company that the undersigned, without the prior written consent of the Company, will not directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of any Common Stock received by the undersigned pursuant to the Merger Agreement or pursuant to the exercise of any warrants or options received by the undersigned pursuant to the Merger Agreement (a) for a period of 90 days subsequent to the date of this letter agreement, with respect to 25% of such Common Stock, and (b) for a period of 180 days subsequent to the date of this letter agreement with respect to the remainder of such Common Stock, in each case other than Common Stock transferred as a gift or gifts or to members, limited partners or stockholders of the undersigned (provided that any transferee thereof agrees in writing to be bound by the terms hereof).

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CUSIP No. 25475V104                                                Page 13 of 14


         This letter agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock subject to this letter agreement held by the undersigned except in compliance with this letter agreement.


                                                              Very truly yours,



                              INDIVIDUALS ENTITIES

_________________________________        ___________________________________
[NAME AS IT APPEARS ON                   [NAME AS IT APPEARS ON
STOCK CERTIFICATE(S)]                    STOCK CERTIFICATE(S)]

_________________________________        By:________________________________
[SIGNATURE #1]                                  [SIGNATURE]

_________________________________        Name:______________________________
[SIGNATURE # 2 (IF APPLICABLE)]                 [PRINTED NAME]

                                         Title:_____________________________
                                                [PRINTED TITLE]


Please sign exactly as name appears on your Northern preferred stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.